EXHIBIT


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                   -----------

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (333-56144) and S-8 (33-99330, 33-80879, 333-87851,
333-88303 and 333-53228) of Lexmark International, Inc. of our report dated June 22, 2001 relating to the financial statements of the Lexmark Savings Plan, which report is included in this Form 11-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP



Lexington, Kentucky
June 22, 2001